UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

____________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 25, 2011

HECLA MINING COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-8491	77-0664171
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

6500 North Mineral Drive, Suite 200
Coeur d'Alene, Idaho 83815-9408
(Address of Principal Executive Offices) (Zip Code)

(208) 769-4100
(Registrant's Telephone Number, Including Area Code)

N/A
(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement

On November 25, 2011, Hecla Limited (the “Company”) entered into an Agreement with Cementation USA for the construction of a new shaft at the Company’s Lucky Friday mine in Idaho.  The contract value is approximately $126 million, and is expected to be completed during 2014.  The new shaft facility will allow access to 8,800 feet below the surface.  In addition to the construction of the shaft, the Agreement with Cementation USA provides for the construction and installation of related shaft stations, permanent hoisting equipment and horizontal development.  A copy of the Agreement is filed as Exhibit 10.1, and is incorporated herein by this reference.

Item 9.01.  Financial Statements and Exhibits

(c)	Exhibits 10.1 Construction Contract between Hecla Limited (Lucky Friday Unit) and Cementation USA Inc. *

____________________

*           Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HECLA MINING COMPANY

By:	/s/ David C. Sienko
David C. Sienko Vice President and General Counsel

Dated:  November 30, 2011